BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS SALT LAKE CITY, UTAH—February 21, 2024—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter and year ended December 31, 2023. Net Income (Loss) was $0.7 million and $(87.4) million for the quarter and year ended December 31, 2023, respectively. On a basic and diluted basis, net loss attributable to Bridge per share of Class A common stock was $(0.20) and $(0.46) for the quarter and year ended December 31, 2023, respectively. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $25.3 million, or $0.14 per share after-tax, for the quarter ended December 31, 2023 and $134.5 million, or $0.75 per share after-tax, for the year ended December 31, 2023. Fee Related Earnings to the Operating Company were $28.5 million and $130.5 million for the quarter and year ended December 31, 2023, respectively. Fund management fees for the quarter ended December 31, 2023 were negatively impacted by $5.7 million related to Bridge Office Fund I fees that were deemed uncollectible due to market headwinds within the broader office sector. Excluding this impact would result in Distributable Earnings to the Operating Company of $31.0 million, or $0.17 per share after-tax. Robert Morse, Bridge’s Executive Chairman, stated “Despite difficult fourth quarter results, impacted by volatility within commercial real estate markets, Bridge continues to have a resilient business with Fee-Earning AUM increasing 25% year-over-year to $21.7 billion. We are well positioned with the vast majority of our AUM exposed to sectors underpinned by long-term demand drivers including residential rental, logistics, credit and secondaries strategies.” Jonathan Slager, Bridge’s Chief Executive Officer, added “Both capital markets and deployment environments appear to be improving. We were intentionally patient throughout 2023, and we have conviction that the backdrop in 2024 offers attractive opportunity. Our $3.4 billion of dry powder puts us in a strong position as opportunities arise.” Common Dividend Bridge declared a quarterly dividend of $0.07 per share of its Class A common stock, payable on March 22, 2024 to its Class A common stockholders of record at the close of business on March 8, 2024. Additional Information Bridge Investment Group Holdings Inc. issued a full detailed presentation of its fourth quarter and full year 2023 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Fourth Quarter 2023 Earnings Presentation.” Conference Call and Webcast Information The Company will host a conference call on February 22, 2024 at 8:30 a.m. ET to discuss its fourth quarter and full year 2023 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (domestic) or 1-201-689-8721 (international) and requesting Bridge Investment Group Holdings Inc.’s Fourth Quarter 2023 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com. Exhibit 99.1

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on March 7, 2024 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13744084. About Bridge Bridge is a leading alternative investment manager, diversified across specialized asset classes, with approximately $47.7 billion of assets under management as of December 31, 2023. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies. Forward-Looking Statements This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward- looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates. Shareholder Relations: Bonni Rosen Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com Exhibit 99.1

EARNINGS PRESENTATION February 21, 2024 4th QUARTER 2023 1

2 Disclaimer The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holdings LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2023, which will be updated upon filing of our Annual Report on Form 10-K for the year ended December 31, 2023, accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward- looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

# GAAP Income Statement

GAAP Condensed Consolidated Statements of Operations (Unaudited)

| *($ in thousands, except shares and per share amounts)* | Three Months Ended December 31, 2023 | Three Months Ended December 31, 2022 | Year Ended December 31, 2023 | Year Ended December 31, 2022 |
|---|---|---|---|---|
| Revenues: | | | | |
| Fund management fees | $ 54,955 | $ 55,408 | $ 230,572 | $ 221,584 |
| Property management and leasing fees | 19,167 | 19,527 | 77,704 | 76,210 |
| Construction management fees | 2,335 | 3,246 | 11,607 | 10,973 |
| Development fees | 999 | 1,651 | 2,919 | 4,688 |
| Transaction fees | 3,729 | 5,033 | 20,466 | 56,205 |
| Fund administration fees | 4,644 | 3,925 | 17,483 | 15,031 |
| Insurance premiums | 5,218 | 4,208 | 18,086 | 12,856 |
| Other asset management and property income | 3,078 | 2,475 | 11,811 | 11,502 |
| Total revenues | 94,125 | 95,473 | 390,648 | 409,049 |
| Investment (loss) income: | | | | |
| Incentive fees | — | — | 41 | — |
| Performance allocations: realized | 9,290 | 4,455 | 41,102 | 69,280 |
| Performance allocations: unrealized | 4,519 | (4,437) | (172,730) | 115,175 |
| Earnings from investments in real estate | — | 60 | 752 | 2,169 |
| Total investment (loss) income | 13,809 | 78 | (130,835) | 186,624 |
| Expenses: | | | | |
| Employee compensation and benefits | 54,758 | 47,489 | 220,869 | 196,629 |
| Incentive fee compensation | — | — | 4 | — |
| Performance allocations compensation: realized | 2,840 | 349 | 7,779 | 4,396 |
| Performance allocations compensation: unrealized | 6,961 | 3,856 | (10,570) | 24,870 |
| Loss and loss adjustment expenses | 4,894 | 1,125 | 11,851 | 6,520 |
| Third-party operating expenses | 5,142 | 6,033 | 21,990 | 25,675 |
| General and administrative expenses | 15,298 | 11,108 | 54,201 | 41,070 |
| Depreciation and amortization | 4,873 | 713 | 16,360 | 2,936 |
| Total expenses | 94,766 | 70,673 | 322,484 | 302,096 |
| Other (expense) income: | | | | |
| Realized and unrealized (losses) gains, net | (5,982) | (100) | (6,381) | 4,215 |
| Interest income | 6,771 | 3,402 | 18,380 | 7,867 |
| Other (expense) income, net | (2,112) | 1,246 | (2,112) | 1,246 |
| Interest expense | (7,772) | (3,571) | (28,495) | (12,340) |
| Total other (loss) income | (9,095) | 977 | (18,608) | 988 |
| Income (loss) before provision for income taxes | 4,073 | 25,855 | (81,279) | 294,565 |
| Income tax expense | (3,396) | (7,610) | (6,127) | (22,195) |
| Net income (loss) | 677 | 18,245 | (87,406) | 272,370 |
| Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings LLC | 493 | 299 | (79,900) | 88,141 |
| Net income (loss) attributable to Bridge Investment Group Holdings LLC | 184 | 17,946 | (7,506) | 184,229 |
| Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings Inc. | 4,509 | 18,385 | (740) | 156,960 |
| Net (loss) income attributable to Bridge Investment Group Holdings Inc. | $ (4,325) | $ (439) | $ (6,766) | $ 27,269 |

## Financial Results

- GAAP Net Income was $0.7 million for the 4th quarter of 2023
- GAAP Net loss attributable to Bridge Investment Group Holdings Inc. was $4.3 million for the 4th quarter of 2023
- Loss per share of Class A common stock - basic and diluted was $(0.20) and $(0.46) for 4th quarter and FY 2023, respectively

BRIDGE INVESTMENT GROUP

3

# 4TH Quarter 2023 overview

## Financial Highlights

| ($ in MM, except per share data or as noted) | Q4 2023 | Q4 2022 | YoY Change % | FY 2023 | FY 2022 | YoY Change % |
|---|---|---|---|---|---|---|
| Total Revenue | $94.1 | $95.5 | (1)% | $390.6 | $409.0 | (4)% |
| GAAP Net Income (Loss) | $0.7 | $18.2 | (96)% | $(87.4) | $272.4 | (132)% |
| (Loss) Earnings per share, Basic | $(0.20) | $(0.04) | 400% | $(0.46) | $0.92 | (150)% |
| Fee Related Earnings ("FRE") to the Operating Company | $28.5 | $30.9 | (8)% | $130.5 | $158.3 | (18)% |
| Distributable Earnings ("DE") of the Operating Company | $25.3 | $35.6 | (29)% | $134.5 | $187.9 | (28)% |
| After-tax DE per share | $0.14 | $0.21 | (33)% | $0.75 | $1.10 | (32)% |

## Key Operating Metrics

| | Q4 2023 | Q4 2022 | YoY Change % | FY 2023 | FY 2022 | YoY Change % |
|---|---|---|---|---|---|---|
| Gross AUM | $47.7 Bn | $43.3 Bn | 10% | $47.7 Bn | $43.3 Bn | 10% |
| Fee-Earning AUM | $21.7 Bn | $17.3 Bn | 25% | $21.7 Bn | $17.3 Bn | 25% |
| Capital Raised | $0.3 Bn | $0.5 Bn | (33)% | $1.6 Bn | $4.5 Bn | (64)% |
| Capital Deployed | $0.9 Bn | $1.0 Bn | (9)% | $3.0 Bn | $3.2 Bn | (6)% |
| Dry Powder | $3.4 Bn | $3.5 Bn | (3)% | $3.4 Bn | $3.5 Bn | (3)% |
| Realized Performance Allocations | $9.3 | $4.5 | 109% | $41.1 | $69.3 | (41)% |
| Unrealized Accrued Performance Allocations | $382.0 | $554.7 | (31)% | $382.0 | $554.7 | (31)% |

## Business Update

- Declared quarterly dividend of $0.07 per share of Class A common stock, payable on March 22, 2024 to stockholders of record on March 8, 2024.
- At the end of 2023, the Company had $3.4 billion of dry powder, a majority of which is in our Multifamily, Secondaries, Workforce & Affordable Housing, and Credit Vehicles.

BRIDGE INVESTMENT GROUP

4

5 $14.5 $20.0 $25.2 $36.3 $43.3 $47.7 2018 2019 2020 2021 2022 2023 Gross Assets Under Management (AUM) ($ in Bn) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) Proven record of strong and steady growth ~27% 5-Yr CAGR (2018 vs 2023) ~10% YoY Growth (4Q'22 vs 4Q'23) $5.8 $8.7 $10.2 $13.4 $17.3 $21.7 2018 2019 2020 2021 2022 2023 ~30% 5-Yr CAGR (2018 vs 2023) ~25% YoY Growth (4Q'22 vs 4Q'23)

6 $108 $181 $166 $254 $320 $295 Recurring Fund Management Fee Revenue Catch-up Fund Management Fee Revenue Transaction and Other Fee Revenue 2018 2019 2020 2021 2022 2023 $138 $246 $232 $330 $409 $391 2018 2019 2020 2021 2022 2023 Total Revenues ($ in MM) Fee Related Revenue ($ in MM) Proven record of strong and steady growth ~23% 5-Yr CAGR (2018 vs 2023) Fund Mgmt. Fees (Recurring & Catch-up): ~29% 5-Yr CAGR (2018 vs 2023) Total Fee Related Revenue: ~22% 5-Yr CAGR (2018 vs 2023) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 1 1

# Non-GAAP financial measures

| ($ in thousands) | Three Months Ended December 31, 2023 | Three Months Ended December 31, 2022 | Year Ended December 31, 2023 | Year Ended December 31, 2022 |
|---|---|---|---|---|
| Fund-level fee revenues | | | | |
| Fund management fees | $ 55,040 | $ 55,408 | $ 230,827 | $ 221,584 |
| Transaction fees | 3,729 | 5,033 | 20,466 | 56,205 |
| Total net fund-level fee revenues | 58,769 | 60,441 | 251,293 | 277,789 |
| Net earnings from Bridge property operators | 2,891 | 4,164 | 11,103 | 10,504 |
| Development fees | 999 | 1,651 | 2,919 | 4,688 |
| Fund administration fees | 4,773 | 3,925 | 17,810 | 15,031 |
| Other asset management and property income | 3,092 | 2,475 | 11,814 | 11,502 |
| Fee Related Revenues | 70,524 | 72,656 | 294,939 | 319,514 |
| Cash-based employee compensation and benefits | (35,518) | (29,351) | (139,664) | (126,252) |
| Net administrative expenses | (5,886) | (7,968) | (25,797) | (28,334) |
| Fee Related Expenses | (41,404) | (37,319) | (165,461) | (154,586) |
| Total Fee Related Earnings | 29,120 | 35,337 | 129,478 | 164,928 |
| Total Fee Related Earnings attributable to non-controlling interests | (581) | (4,424) | 1,066 | (6,603) |
| Total Fee Related Earnings to the Operating Company | 28,539 | 30,913 | 130,544 | 158,325 |
| Fund level performance fee revenues | | | | |
| Realized performance allocations and incentive fees | 9,290 | 4,455 | 41,143 | 69,280 |
| Realized performance allocations and incentive fees compensation | (2,840) | (349) | (7,783) | (4,396) |
| Net realized performance allocations attributable to non-controlling interests | (4,220) | (2,357) | (20,185) | (39,320) |
| Net insurance income | 324 | 3,083 | 6,235 | 6,336 |
| Earnings from investments in real estate[1] | — | 60 | 752 | 2,169 |
| Net investment and interest income (expense) and realized gain (loss) | (5,799) | (168) | (16,213) | (4,472) |
| Distributable Earnings attributable to the Operating Company | $ 25,294 | $ 35,637 | $ 134,493 | $ 187,922 |
| Distributable After-Tax Earnings per share of Class A common stock - Basic | $ 0.14 | $ 0.21 | $ 0.75 | $ 1.10 |
| Weighted-average shares of Class A common stock outstanding - Basic | 27,798,236 | 24,373,172 | 25,998,863 | 23,928,408 |

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

**Fee Related Revenues**

- Growth in recurring fund management fees driven by acquisition of Newbury Partners.
- Transaction fees impacted by the slowdown in the broader real estate transaction markets.
- Fund administration fees from internalization of fund administration continues to yield positive results.

**Fee Related Earnings**

- Collapse of Profits Interests programs has reduced the impact of NCI and driving positive results to the Operating Company.

**Distributable Earnings**

- Higher debt balances resulted in increased interest expense.

BRIDGE INVESTMENT GROUP

7

8 $2,307 $1,101 $1,498 $1,345 $518 $674 $320 $303 $334 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 • $334 million of capital raised in Q4 2023 driven by Credit, Development (Opportunity Zone), Secondaries and Net Lease strategies. • $896 million of deployment in Q4 2023 mostly driven by Opportunity Zone, Credit, and Secondaries strategies. • Fee-earning AUM decreased in Q4 2023 primarily due to depreciation in fair value of Bridge Office Fund I, partially offset by inflows during the quarter. Capital Raised ($ in MM) Fee-earning AUM drivers $36Total AUM: $39 $42 $44 $43 $49 $49 $49 $48 $2,060 $639 $938 $633 $980 $866 $490 $706 $896 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $13.4 $14.7 $15.5 $16.6 $17.3 $22.2 $22.2 $21.8 $21.7 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 1 AUM and FEAUM as of Q1 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn)1

9 Management Fees ($ in MM) Fee related revenue summary Transaction Fees ($ in MM) Fee Related Revenue ($ in MM) • Recurring fund management fees increased 6% and 18% in 4th quarter and FY 2023, respectively, compared to 2022, primarily driven by the acquisition of Newbury Partners. • Fund management fees includes a decrease of $3.7 million and $25.8 million of catch-up fees in the 4th quarter and FY 2023, respectively, compared to 2022. Fund management fees were negatively impacted by a $5.7 million write-off of management fees from Bridge Office Fund I determined to be uncollectible in the quarter. • Transaction fees continue to be impacted by the slowdown in the broader real estate transaction market. $32 $22 $18 $12 $5 $2 $5 $10 $4 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $50 $53 $49 $64 $55 $54 $60 $62 $55 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $6 $10 $9 $11 $12 $11 $11 $10 $12 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $88 $84 $76 $86 $73 $67 $76 $81 $71 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 All Other Fees ($ in MM)

10 1 As of December 31, 2023. 2 Weighted-average fund life for closed-end funds as of December 31, 2023. Long duration capital drives fee visibility Fee-Earning AUM1 Multifamily 17% Workforce & Affordable Housing 8% Seniors Housing 7% Single-Family Rental 1% Development 19% Office 2% Logistics 2% Net Lease Income 1% Debt 22% Agency MBS 1% Secondaries 20% Fee-Earning AUM by Remaining Duration1 10+ Years, 12% 7-10 Years, 36%5-7 Years, 26% 3-5 Years, 10% 0-3 Years, 13% Perpetual, 3% • $1.6 billion of capital raised in 2023 and the acquisition of Newbury Partners continue to drive growth in recurring fund management fees, which increased by 18% year-over-year compared to 2022. • Commitments on capital raised in the 4th quarter averaged 8.6 years in duration. • 48% of total FEAUM is greater than 7 years of remaining duration, with a weighted-average FEAUM remaining duration of 6.8 years.2 • Over 97% of FEAUM is in long-term, closed end funds with no redemption features.

11 $50 $45 $40 $45 $35 $29 $34 $37 $29 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Total Revenues & GAAP Net Income (Loss) ($ in MM) Earnings summary Fee Related Earnings & Distributable Earnings attributable to the Operating Company ($ in MM) • Fee Related Earnings driven by stable FEAUM and healthy margins. • FY 2023 impacted by the volume and timing of catch-up and transaction fees in the current market and includes the impact of collapsing the 2020 and 2021 profits interests during 2023, which were determined on an accretive basis to the Operating Company. Fee Related Earnings & Margin ($ in MM) $107 $104 $99 $110 $95 $91 $99 $106 $94 $166 $98 $124 $32 $18 $(67) $(3) $(18) $1 Total Revenues GAAP Net Income (Loss) Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $36 $45 $40 $42 $31 $31 $35 $36 $29 $39 $48 $55 $50 $36 $33 $35 $41 $25 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 57% 54% 52% 52% 49% 43% 45% 46% 41%Margin:

12 $440 $505 $576 $559 $555 $448 $428 $377 $382 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Performance fee summary Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations ($ in MM)1 1 Based on fair value one quarter in arrears. 2 As of December 31, 2023. 3 Does not include any carried interest related to Newbury Funds I through V. Performance Fees & Realizations ($ in MM) $10.3 $8.9 $33.6 $21.0 $4.1 $3.2 $8.5 $20.2 $9.3 Net realized performance fees to the Operating Company Gross realized performance fees Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 2015 0.2% 2016 1.6% 2017 21.2% 2018 67.1% Post 2018 8.6% Perpetual 1.3% • Carry-eligible AUM of $17.4 billion3, over 80% of FEAUM. • Accrued performance allocations attributable to the Operating Company is $144.9 million. • Pipeline for future performance-driven Distributable Earnings is significant. • Quarterly realization pace and performance fees will vary based upon market conditions.

# Compelling fund-level track record

| Closed-End Funds (Investment Period Beginning, Ending Date) | As of December 31, 2023 Investor Levered Net IRR | Investor Unlevered Net IRR |
|---|---|---|
| Equity Strategies Funds | | |
| Multifamily | | |
| Bridge Multifamily I (Mar 2009, Mar 2012) | 15.1 % | 15.1 % |
| Bridge Multifamily II (Apr 2012, Mar 2015) | 23.0 % | 22.5 % |
| Bridge Multifamily III (Jan 2015, Jan 2018) | 18.4 % | 17.9 % |
| Bridge Multifamily IV (Jun 2018, Jun 2021) | 15.1 % | 14.7 % |
| Bridge Multifamily V (Jul 2021, to present)[1] | (26.6)% | (24.0)% |
| Bridge Multifamily Continuation Vehicle | 22.9 % | 22.9 % |
| Total Multifamily Funds | 15.7 % | 15.3 % |
| Workforce & Affordable Housing | | |
| Bridge Workforce Housing I (Aug 2017, Aug 2020) | 14.2 % | 14.2 % |
| Bridge Workforce Housing II (Aug 2020, to present)[2] | (6.2)% | (5.4)% |
| Total Workforce & Affordable Housing Funds | 6.6 % | 6.6 % |
| Seniors Housing | | |
| Bridge Seniors I (Jan 2014, Jan 2018) | (2.3)% | (2.1)% |
| Bridge Seniors II (Mar 2017, Mar 2020) | 0.6 % | 0.7 % |
| Bridge Seniors III (Nov 2020, to present) | 5.6 % | 5.5 % |
| Total Seniors Housing Funds | (0.8)% | (0.7)% |
| Office | | |
| Bridge Office I (Jul 2017, Jul 2020) | (36.3)% | (35.7)% |
| Bridge Office II (Dec 2019, Dec 2022) | 2.0 % | 2.4 % |
| Total Office Funds | (22.0)% | (20.5)% |
| Secondaries | | |
| Newbury Equity Partners I (Sep 2006, Dec 2007) | 8.2 % | 8.1 % |
| Newbury Equity Partners II (Oct 2009, Oct 2010) | 14.9 % | 14.8 % |
| Newbury Equity Partners III (Jul 2013, Mar 2014) | 15.2 % | 13.5 % |
| Newbury Equity Partners IV (May 2017, May 2018) | 17.0 % | 14.4 % |
| Newbury Equity Partners V (Nov 2019, Nov 2021) | 15.0 % | 12.3 % |
| Total Secondaries Funds | 13.0 % | 12.2 % |
| Single-Family | | |
| Morrocroft Neighborhood Fund I (Jan 2013, Jan 2015) | 15.7 % | 15.7 % |
| Morrocroft Neighborhood Fund II (Jan 2015, Jan 2017) | 16.5 % | 16.5 % |
| Morrocroft Neighborhood Fund III (Aug 2019, Aug 2022) | 17.2 % | 17.2 % |
| Bridge Single-Family IV (Jan 2022, to present) | 19.3 % | 17.1 % |
| Total Single-Family Funds | 16.4 % | 16.3 % |
| Logistics Value | | |
| Bridge Logistics Value I (Nov 2021, to present) | (2.2)% | (0.2)% |
| Total Logistics Value Fund | (2.2)% | (0.2)% |
| Opportunity Zone | | |
| Opportunity Zone I (Apr 2019, Dec 2019) | (2.1)% | (2.0)% |
| Total Opportunity Zone Fund | (2.1)% | (2.0)% |
| Debt Strategies Funds | | |
| Bridge Debt I (Sep 2014, Sep 2017) | 5.9 % | 5.9 % |
| Bridge Debt II (Jul 2016, Jul 2019) | 8.2 % | 8.2 % |
| Bridge Debt III (May 2018, May 2021) | 8.9 % | 8.9 % |
| Bridge Debt IV (Nov 2020, to present) | 8.9 % | 8.2 % |
| Total Debt Strategies Funds | 8.6 % | 8.4 % |

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 36 for additional information.

- Strong performance by residential housing funds driven by Bridge's vertical integration.
- Excludes performance for funds currently raising capital, including in Logistics, Net Lease Income, Agency MBS, Renewable Energy, Debt and Opportunity Zone.

[1] Bridge Multifamily V is approximately 54% called with approximately $1.0 billion of dry powder available to deploy before the end of the investment period in July 2025.

[2] Bridge Workforce Housing II is approximately 74% called with approximately $0.4 billion of dry powder available to deploy before the end of the investment period in August 2024.

BRIDGE INVESTMENT GROUP

13

14 $0.52 $0.35 $0.44 $0.17 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Distributable earnings and capitalization Balance Sheet ($ in MM) As of December 31, 2023 After-Tax Distributable Earnings Per Share $0.26 $0.28 $0.32 $0.29 $0.21 $0.19 $0.20 $0.22 $0.14 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Assets Cash and cash equivalents $ 57.7 Restricted cash 9.6 Marketable securities, at fair value 19.8 Receivables from affiliates 44.4 Notes receivable from affiliates 48.3 Other assets 82.1 Other investments 203.7 Accrued performance allocations 382.0 Intangible assets, net 140.2 Goodwill 233.6 Deferred tax assets, net 67.5 Total assets $ 1,288.8 Liabilities Accrued performance allocations compensation $ 55.5 Accrued compensation and benefits 35.4 Accounts payable and accrued expenses 35.1 Due to affiliates 69.5 General Partner Notes Payable, at fair value 3.4 Insurance loss reserves 12.7 Self-insurance reserves and unearned premiums 2.9 Line of credit 34.0 Other liabilities 48.4 Notes payable 446.6 Total liabilities $ 743.5 Earnings (Loss) Per Share of Class A Common Stock - Diluted1 $(0.13) $(0.24) $(0.04)$(0.04) $(0.20)

Company Overview 15

# Bridge Investment Group overview

- A leading vertically integrated alternative investment manager, diversified across specialized asset classes
- Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management
- Ranked #16 global private equity real estate firm for fundraising by PERE (June 2023)
- Loyal global investor base with ~$19.8Bn of capital raised over the last five years[2]
- Track record of strong organic and inorganic growth with proven ability to grow new business lines
- Experienced and aligned management team leading a deep and talented organization

## Key Stats[1]

**$47.7Bn**
Gross AUM

**~20%**
FY18-FY23 Fee Related Earnings CAGR[2]

**$134MM**
FY 2023 Pre-Tax Distributable Earnings

**~$650MM+**
Principal, Employee, and Affiliate Capital Commitments

## AUM by Strategy[1]



Credit Strategies
Secondaries 9.7%
Agency MBS 5.4%
Debt 25.1%
Net Lease Income 1.5%
Logistics 1.9%
Office 4.0%
Development 13.6%
Single-Family Rental 2.3%
Seniors Housing 6.6%
Workforce & Affordable Housing 11.4%
Multifamily 18.5%
Equity Strategies

1 As of December 31, 2023.
2 From January 1, 2019 through December 31, 2023.

BRIDGE INVESTMENT GROUP

16

17 Strong Tailwinds from Favorable Industry Trends Diversified and Synergistic Business Model Spanning Real Estate, Credit, Renewable Energy and Secondaries Vertically Integrated Business Model and Scalable Infrastructure Drive Competitive Advantages and Attractive Investment Returns National Footprint with High-Touch Operating Model and Local Expertise High Proportion of Recurring Fees and “Sticky” Contractual Revenue Streams from Long-Duration Capital Proven Record of Fundraising Success with a Loyal Investor Base Significant Organic and Inorganic Opportunities to Accelerate Growth Long-Tenured Senior Management Team with High Alignment and Support of Deep and Talented Employee Pool Bridge Investment Group key highlights

18 Bridge’s differentiated approach drives results 1Plus approximately 2,800 professionals employed through a professional employment organization at sites managed by Bridge Senior Living. Data-driven approach to market selection, incorporating intel from our local ~2,300 on the ground colleagues1 and macroeconomic factors and trends to help identify prime growth markets with long-term growth potential. We seek to provide life- enhancing social & community programs at certain real estate assets to advance social and economic mobility, environmental sustainability and equity and inclusion. Citizenship initiatives, including charitable giving and diversity & inclusion are embedded into firm governance and structure. Our vertically integrated model allows us to maintain control over the value chain and promotes knowledge sharing, while also providing quality operating execution at a lower cost. Streamlined platform-wide procurement process provides substantial economies of scale and cost efficiencies.

19 Individual 46% Institutional 54% Balanced investor base Fund Investor by Geography1 Fund Investor by Type1 Bridge’s Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth u During FY 2023, 49% of capital was raised domestically and 42% came from individual investors. u Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world. US 59% Rest of World 41% 1 Based on committed capital as of December 31, 2023.

# Track record of fundraising success with a loyal investor base

Bridge enjoys a diverse investor base with many repeat investors

High Proportion of Repeat Investors[1, 2, 3]



Non-Repeat
23.8%
Repeat Investors
76.2%

High Proportion of Investors Invested Across Multiple Funds[1,3]



Invested
in Single Fund
53.2%
Invested
Across
Multiple Funds
46.8%

LP Composition[1,3]



Fund of Funds
8.9%
Employees
2.3%
Wealth
Management
27.6%
Insurance,
Bank,
Foundation
14.4%
Family Office,
HNW, RIA
20.5%
SWF, Pension
26.3%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships.
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist.

1 Based on committed capital as of December 31, 2023.
2 Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of December 31, 2023.
3 Based on committed capital as of December 31, 2023.

BRIDGE INVESTMENT GROUP

20

# Sustainability and Responsibility Initiatives

Our commitment to sustainability and responsibility spans our organization as we seek to analyze, integrate and report metrics across our assets, investments, and practices.


ENVIRONMENTAL
MEASURING
CROSS-DIVISIONAL INTEGRATION
BRIDGE INVESTMENT GROUP
REPORTING
SOCIAL / COMMUNITY & CITIZENSHIP
GOVERNANCE
SOCIAL

## Measuring

- Seeking to integrate sustainability and responsibility parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection.
- Seeking measurement and reporting of energy, emissions, water, and waste to steadily improve environmental performance across Value-Add Multifamily, Workforce & Affordable Housing ("WFAH"), Office, and Seniors Housing strategies and communities.

## Social / Community & Citizenship

- Passionate community revitalization mindset, with dedicated social & community programming funded by the Bridge Community Enhancement Initiative ("BCEI"),[1] integrated into WFAH assets.
- Firmwide citizenship initiatives such as Charitable Giving, Employee Engagement and Employee Resource Groups.
- Engage with PREA, NCREIF, Multifamily Impact Council, and PropTech firms for continuous dialogue on sustainability and responsibility best practices and new technologies.
- Employee, resident and tenant engagement to promote sustainable and healthy practices.

## Reporting

- Seeking alignment with global frameworks such as UN Principles for Responsible Investment ("PRI"), Task Force on Climate Related Financial Disclosures ("TCFD"), Global Reporting Initiative ("GRI"), and Sustainability Accounting Standards Board ("SASB").
- Measure and report our impact utilizing Global Impact Investing Network's ("GIIN") IRIS metrics[1].
- Completed GRESB assessment submissions in 2021, 2022 and 2023.[2]
- Support the United Nations Sustainable Development Goals ("SDGs") in our annual sustainability and responsibility reports and GIIN IRIS metrics in our WFAH impact reports[1].

## Cross-Divisional Integration

- Cross-functional Sustainability & Responsibility Steering Committee and integration of business lines and leadership for decision making, opportunity assessment, and risk mitigation.
- Dedicated Climate Change Task Force to increase awareness of climate risks and opportunities.
- Diversity, Equity, Inclusion + Belonging ("DEI+B") Committee to drive progress across the organization.

## Select Associations

PRI Principles for Responsible Investment

GRESB

TCFD Task Force on Climate-Related Financial Disclosures

Sustainable Development Goals

GIIN

## Select Sustainability & Responsibility Awards[3]

- 2023 ESG Investing Best ESG Fund: Impact Private Markets Award
- 2022 PRI: Real-World Impact of the Year
- 2022 & 2021 Environmental Finance Social Fund of the Year
- 2021 Pension Bridge ESG Strategy of the Year Award

[1] For our Workforce and Affordable Housing Funds only.
[2] Bridge completed GRESB assessment submissions in 2021 for Bridge Workforce and Affordable Housing Fund I and Bridge Office Fund II, in 2022 for the aforementioned funds as well as for Bridge Multifamily Fund IV and Bridge Seniors Housing Fund II, and in 2023 for all of the aforementioned funds plus Bridge Multifamily Fund V and Bridge Workforce and Affordable Housing Fund II.
[3] For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

BRIDGE INVESTMENT GROUP
21

Appendix 22

23 As of ($ in thousands) December 31, 2023 December 31, 2022 Assets (Unaudited) (Audited) Cash and cash equivalents $ 57,702 $ 183,576 Restricted cash 9,558 9,689 Marketable securities, at fair value 19,838 14,614 Receivables from affiliates 44,370 53,804 Notes receivable from affiliates 48,275 67,244 Other assets 82,102 70,466 Other investments 203,661 85,456 Accrued performance allocations 381,993 554,723 Intangible assets, net 140,198 4,894 Goodwill 233,584 55,982 Deferred tax assets, net 67,537 54,387 Total assets $ 1,288,818 $ 1,154,835 Liabilities and equity Accrued performance allocations compensation $ 55,488 $ 66,754 Accrued compensation and benefits 35,428 15,643 Accounts payable and accrued expenses 35,072 24,942 Due to affiliates 69,543 51,966 General Partner Notes Payable, at fair value 3,355 8,633 Insurance loss reserves 12,684 9,445 Self-insurance reserves and unearned premiums 2,917 3,453 Line of credit 34,000 — Other liabilities 48,386 30,386 Notes payable 446,597 297,294 Total liabilities $ 743,470 $ 508,516 Total equity $ 545,348 $ 646,319 Total liabilities and equity $ 1,288,818 $ 1,154,835 GAAP condensed consolidated balance sheets

# Appendix

## Unaudited Historical Non-GAAP Measures

| ($ in thousands) | Three Months Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 12/31/2021 | 3/31/2022 | 6/30/2022 | 9/30/2022 | 12/31/2022 | 3/31/2023 | 6/30/2023 | 9/30/2023 | 12/31/2023 |
| Net (loss) income | $ 165,786 | $ 97,505 | $ 124,382 | $ 32,241 | $ 18,245 | $ (67,431) | $ (2,760) | $ (17,894) | $ 677 |
| Income tax expense | 4,821 | 5,545 | 5,837 | 3,203 | 7,610 | (5,844) | 7,468 | 1,107 | 3,396 |
| (Loss) income before provision for income taxes | 170,607 | 103,050 | 130,219 | 35,444 | 25,855 | (73,275) | 4,708 | (16,787) | 4,073 |
| Depreciation and amortization | 651 | 633 | 887 | 703 | 713 | 1,093 | 5,118 | 5,275 | 4,873 |
| Impact of fund consolidation | — | — | — | — | — | — | 2,259 | 1,314 | 287 |
| Less: Unrealized performance allocations | (137,638) | (65,862) | (70,116) | 16,367 | 4,437 | 107,025 | 19,284 | 50,940 | (4,519) |
| Plus: Unrealized performance allocations compensation | 20,910 | 9,238 | 7,987 | 3,789 | 3,856 | (14,670) | (4,649) | 1,788 | 6,961 |
| Less: Unrealized (gains) losses, net | (705) | (479) | (3,483) | (387) | 101 | (1,493) | 1,368 | (1,113) | 6,512 |
| Plus: Other (income) expenses, net | 1,723 | — | — | — | (1,246) | — | — | — | 2,112 |
| Plus: Share-based compensation | 3,592 | 7,264 | 6,553 | 9,624 | 8,702 | 9,360 | 11,119 | 10,655 | 9,694 |
| Plus: Transaction and non-recurring costs | — | — | — | — | — | 4,118 | — | 80 | 4,562 |
| Less: Net realized performance allocations attributable to non-controlling interests | (5,913) | (6,094) | (18,409) | (12,460) | (2,357) | (619) | (5,066) | (10,280) | (4,220) |
| Less: Cash income attributable to non-controlling interests in subsidiaries | (14,568) | 150 | 977 | (3,307) | (4,424) | 1,856 | 865 | (1,074) | (5,041) |
| Distributable Earnings attributable to the Operating Company | $ 38,659 | $ 47,900 | $ 54,615 | $ 49,773 | $ 35,637 | $ 33,395 | $ 35,006 | $ 40,798 | $ 25,294 |
| Realized performance allocations and incentive fees | (10,345) | (8,937) | (33,581) | (22,308) | (4,455) | (3,162) | (8,466) | (20,225) | (9,290) |
| Realized performance allocations and incentive fees compensation | 648 | 560 | 2,165 | 1,321 | 349 | 1,732 | 498 | 2,713 | 2,840 |
| Net realized performance allocations to non-controlling interests | 5,913 | 6,094 | 18,409 | 12,460 | 2,357 | 619 | 5,066 | 10,280 | 4,220 |
| Net insurance (income) loss | 124 | (665) | (1,406) | (1,183) | (3,083) | (2,409) | (1,801) | (1,701) | (324) |
| (Earnings) losses from investments in real estate | (333) | (40) | (1,251) | (818) | (60) | — | (215) | (537) | — |
| Net investment and interest (income) expense and realized (gain) loss | 848 | 450 | 1,529 | 2,323 | 168 | 697 | 5,006 | 4,711 | 5,799 |
| Plus: Fee related income attributable to non-controlling interests in subsidiaries | 14,568 | (150) | (977) | 3,307 | 4,424 | (1,856) | (865) | 1,074 | 581 |
| Total Fee Related Earnings | $ 50,082 | $ 45,212 | $ 39,503 | $ 44,875 | $ 35,337 | $ 29,016 | $ 34,229 | $ 37,113 | $ 29,120 |
| Total Fee Related Earnings attributable to non-controlling interests | (14,568) | 150 | 977 | (3,307) | (4,424) | 1,856 | 865 | (1,074) | (581) |
| Total Fee Related Earnings attributable to the Operating Company | $ 35,514 | $ 45,362 | $ 40,480 | $ 41,568 | $ 30,913 | $ 30,872 | $ 35,094 | $ 36,039 | $ 28,539 |

BRIDGE INVESTMENT GROUP

24

# Appendix

## Unaudited Historical Non-GAAP Measures

| ($ in thousands) | Three Months Ended 12/31/2021 | 3/31/2022 | 6/30/2022 | 9/30/2022 | 12/31/2022 | 3/31/2023 | 6/30/2023 | 9/30/2023 | 12/31/2023 |
|---|---|---|---|---|---|---|---|---|---|
| Fund-level fee revenues | | | | | | | | | |
| Fund management fees | $ 49,965 | $ 52,700 | $ 49,380 | $ 64,096 | $ 55,408 | $ 53,849 | $ 60,353 | $ 61,584 | $ 55,040 |
| Transaction fees | 31,598 | 21,998 | 17,643 | 11,532 | 5,033 | 2,377 | 4,682 | 9,679 | 3,729 |
| Total net fund-level fee revenues | 81,563 | 74,698 | 67,023 | 75,628 | 60,441 | 56,226 | 65,035 | 71,263 | 58,769 |
| Net earnings from Bridge property operators | 2,469 | 2,939 | 2,108 | 1,294 | 4,164 | 3,243 | 2,828 | 2,142 | 2,891 |
| Development fees | 1,136 | 1,259 | 793 | 986 | 1,651 | 335 | 1,337 | 247 | 999 |
| Fund administration fees | — | 3,640 | 3,657 | 3,808 | 3,925 | 4,177 | 4,304 | 4,556 | 4,773 |
| Other asset management and property income | 2,649 | 1,955 | 2,659 | 4,413 | 2,475 | 2,797 | 2,636 | 3,289 | 3,092 |
| Fee Related Revenues | 87,817 | 84,491 | 76,240 | 86,129 | 72,656 | 66,778 | 76,140 | 81,497 | 70,524 |
| Cash-based employee compensation and benefits | (31,228) | (32,539) | (30,120) | (34,242) | (29,351) | (31,623) | (35,248) | (37,275) | (35,518) |
| Net administrative expenses | (6,507) | (6,740) | (6,617) | (7,012) | (7,968) | (6,139) | (6,663) | (7,109) | (5,886) |
| Fee Related Expenses | (37,735) | (39,279) | (36,737) | (41,254) | (37,319) | (37,762) | (41,911) | (44,384) | (41,404) |
| Total Fee Related Earnings | 50,082 | 45,212 | 39,503 | 44,875 | 35,337 | 29,016 | 34,229 | 37,113 | 29,120 |
| Total Fee Related Earnings attributable to non-controlling interests | (14,568) | 150 | 977 | (3,307) | (4,424) | 1,856 | 865 | (1,074) | (581) |
| Total Fee Related Earnings to the Operating Company | 35,514 | 45,362 | 40,480 | 41,568 | 30,913 | 30,872 | 35,094 | 36,039 | 28,539 |
| Realized performance allocations and incentive fees | 10,345 | 8,937 | 33,581 | 22,308 | 4,455 | 3,162 | 8,466 | 20,225 | 9,290 |
| Realized performance allocations and incentive fees compensation | (648) | (560) | (2,165) | (1,321) | (349) | (1,732) | (498) | (2,713) | (2,840) |
| Net realized performance allocations attributable to non-controlling interests | (5,913) | (6,094) | (18,409) | (12,460) | (2,357) | (619) | (5,066) | (10,280) | (4,220) |
| Net insurance income | (124) | 665 | 1,406 | 1,183 | 3,083 | 2,409 | 1,801 | 1,701 | 324 |
| Earnings from investments in real estate | 333 | 40 | 1,251 | 818 | 60 | — | 215 | 537 | — |
| Net investment and interest income (expense) and realized gain (loss) | (848) | (450) | (1,529) | (2,323) | (168) | (697) | (5,006) | (4,711) | (5,799) |
| Distributable Earnings attributable to the Operating Company | $ 38,659 | $ 47,900 | $ 54,615 | $ 49,773 | $ 35,637 | $ 33,395 | $ 35,006 | $ 40,798 | $ 25,294 |

BRIDGE INVESTMENT GROUP

25

# Appendix

## Unaudited Historical Reconciliation of Non-GAAP Distributable Earnings per Share

| *($ in thousands, except per share and per share amounts)* | Three Months Ended 12/31/2021 | 3/31/2022 | 6/30/2022 | 9/30/2022 | 12/31/2022 | 3/31/2023 | 6/30/2023 | 9/30/2023 | 12/31/2023 |
|---|---|---|---|---|---|---|---|---|---|
| Numerator | | | | | | | | | |
| Distributable Earnings ("DE") attributable to the Operating Company | $ 38,659 | $ 47,900 | $ 54,615 | $ 49,773 | $ 35,637 | $ 33,395 | $ 35,006 | $ 40,798 | $ 25,294 |
| Less: DE attributable to non-controlling interests in the Operating Company | (29,957) | (37,380) | (42,256) | (38,451) | (27,488) | (25,230) | (26,436) | (30,665) | (18,704) |
| DE attributable to Bridge Investment Group Holdings Inc. | 8,702 | 10,520 | 12,359 | 11,322 | 8,149 | 8,165 | 8,570 | 10,133 | 6,590 |
| Less: Income allocated to participating Restricted Shares | (743) | (1,897) | (2,126) | (1,969) | (1,405) | (1,917) | (1,998) | (2,393) | (1,445) |
| DE available to common shareholders | 7,959 | 8,623 | 10,233 | 9,353 | 6,744 | 6,248 | 6,572 | 7,740 | 5,145 |
| Income tax benefit (expense) | (1,990) | (2,156) | (2,558) | (2,338) | (1,686) | (1,562) | (1,643) | (1,935) | (1,286) |
| After-tax DE available to common shareholders | $ 5,969 | $ 6,467 | $ 7,675 | $ 7,015 | $ 5,058 | $ 4,686 | $ 4,929 | $ 5,805 | $ 3,859 |
| Denominator | | | | | | | | | |
| Weighted-average shares of Class A Common stock outstanding - Basic | 22,742,137 | 23,138,030 | 24,029,107 | 24,157,236 | 24,373,172 | 25,068,319 | 25,143,289 | 25,956,587 | 27,798,236 |
| After-Tax Non-GAAP Distributable Earnings Per Share | $ 0.26 | $ 0.28 | $ 0.32 | $ 0.29 | $ 0.21 | $ 0.19 | $ 0.20 | $ 0.22 | $ 0.14 |

BRIDGE INVESTMENT GROUP

26

# Appendix

## Unaudited Historical Non-GAAP to GAAP Reconciliation

| ($ in thousands) | Three Months Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 12/31/2021 | 3/31/2022 | 6/30/2022 | 9/30/2022 | 12/31/2022 | 3/31/2023 | 6/30/2023 | 9/30/2023 | 12/31/2023 |
| Cash-based employee compensation and benefits | $ 31,228 | $ 32,539 | $ 30,120 | $ 34,242 | $ 29,351 | $ 31,623 | $ 35,248 | $ 37,275 | $ 35,518 |
| Compensation expense of Bridge property operators | 6,667 | 7,677 | 10,020 | 11,102 | 9,436 | 10,195 | 10,009 | 10,627 | 9,546 |
| Share-based compensation | 3,592 | 7,264 | 6,553 | 9,624 | 8,702 | 9,360 | 11,119 | 10,655 | 9,694 |
| Employee compensation and benefits | $ 41,487 | $ 47,480 | $ 46,693 | $ 54,968 | $ 47,489 | $ 51,178 | $ 56,376 | $ 58,557 | $ 54,758 |
| | | | | | | | | | |
| Administrative expenses, net of Bridge property operators | $ 6,507 | $ 6,740 | $ 6,617 | $ 7,012 | $ 7,968 | $ 6,139 | $ 6,663 | $ 7,109 | $ 5,886 |
| Administrative expenses of Bridge property operators | 2,112 | 2,768 | 3,152 | 3,673 | 3,140 | 3,636 | 3,976 | 4,304 | 3,924 |
| Transaction and non-recurring costs | — | — | — | — | — | 4,118 | — | 80 | 4,562 |
| Impact of fund consolidation | — | — | — | — | — | — | 2,233 | 649 | 926 |
| General and administrative expenses | $ 8,619 | $ 9,508 | $ 9,769 | $ 10,685 | $ 11,108 | $ 13,893 | $ 12,872 | $ 12,142 | $ 15,298 |
| | | | | | | | | | |
| Unrealized gains (losses) | $ 705 | $ 479 | $ 3,483 | $ 387 | $ (101) | $ 1,493 | $ (1,368) | $ 1,113 | $ (6,512) |
| Other expenses from Bridge property operators | (16) | (14) | (13) | (8) | — | — | — | — | — |
| Net investment and interest income (expense) and realized gain (loss) | (848) | (450) | (1,529) | (2,323) | (168) | (697) | (5,006) | (4,711) | (5,799) |
| Other income (expense), net | (1,723) | — | — | — | 1,246 | — | — | — | (2,112) |
| Impact of fund consolidation | — | — | — | — | — | — | — | (334) | 867 |
| Non-FRE income attributable to non-controlling interest in subsidiaries | $ — | $ — | $ — | $ — | $ — | $ — | $ — | $ — | $ 4,461 |
| Total other (loss) income | $ (1,882) | $ 15 | $ 1,941 | $ (1,944) | $ 977 | $ 796 | $ (6,374) | $ (3,932) | $ (9,095) |
| | | | | | | | | | |
| Cash income attributable to non-controlling interests in subsidiaries | $ 14,568 | $ (150) | $ (977) | $ 3,307 | $ 4,424 | $ (1,856) | $ (865) | $ 1,074 | $ 581 |
| Non-cash income attributable to non-controlling interest in subsidiaries | — | — | — | — | (644) | (434) | (607) | (374) | (2,861) |
| Non-FRE income attributable to non-controlling interest in subsidiaries | — | — | — | — | — | — | — | 1,845 | 4,461 |
| Impact of fund consolidation | — | — | — | — | — | — | (1,607) | (792) | (512) |
| Realized performance allocations attributable to non-controlling interests | 5,913 | 6,094 | 18,409 | 12,460 | 2,357 | 619 | 5,066 | 10,280 | 4,220 |
| Unrealized performance allocations attributable to non-controlling interests | 64,778 | 30,769 | 32,316 | (14,386) | (5,838) | (54,578) | (6,173) | (31,991) | (5,396) |
| Net (loss) income attributable to non-controlling interests in Bridge Investment Group Holdings LLC | $ 85,259 | $ 36,713 | $ 49,748 | $ 1,381 | $ 299 | $ (56,249) | $ (4,186) | $ (19,958) | $ 493 |

BRIDGE INVESTMENT GROUP

27

28 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended December 31, 2023 Year Ended December 31, 2023 Balance as of beginning of period $21,779 $17,334 Increases (capital raised/deployment)1,5 430 6,063 Changes in fair market value (407) (409) Decreases (liquidations/other)6 (98) (1,284) FEAUM as of end of period $21,704 $21,704 % Change (0.3) % 25.2% 1 Includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. 2 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 3 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 4 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 5 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 6 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended December 31, 2023 Year Ended December 31, 2023 Balance as of beginning of period $49,427 $43,292 New capital / commitments raised1,2 336 6,815 Distributions / return of capital3 (342) (1,427) Change in fair value and acquisitions4 (1,719) (978) AUM as of end of period $47,702 $47,702 % Change (3.5) % 10.2%

# Appendix

## FEAUM by Fund (Unaudited)

| ($ in millions) | December 31, 2022 | December 31, 2023 |
|---|---|---|
| Bridge Debt Strategies Fund IV | $ 2,381 | $ 2,774 |
| Bridge Multifamily Fund V | 2,143 | 2,233 |
| Newbury Equity Partners Fund V | — | 1,951 |
| Bridge Opportunity Zone Fund IV | 1,476 | 1,476 |
| Newbury Equity Partners Fund IV | — | 1,408 |
| Bridge Multifamily Fund IV | 1,347 | 1,384 |
| Bridge Workforce Fund II | 1,719 | 1,178 |
| Bridge Opportunity Zone Fund III | 1,019 | 1,019 |
| Newbury Equity Partners Fund III | — | 889 |
| Bridge Debt Strategies Fund III | 1,028 | 839 |
| Bridge Seniors Housing Fund II | 793 | 782 |
| Bridge Seniors Housing Fund I | 615 | 615 |
| Bridge Opportunity Zone Fund V | 504 | 550 |
| Bridge Workforce Fund I | 556 | 545 |
| Bridge Debt Strategies IV JV Partners | 142 | 520 |
| Bridge Opportunity Zone Fund I | 482 | 482 |
| Bridge Opportunity Zone Fund II | 408 | 408 |
| Bridge Logistics U.S. Venture I | 256 | 301 |
| Bridge Net Lease Industrial Income Fund | 179 | 289 |
| Bridge Agency MBS Fund | 245 | 271 |
| Bridge Debt Strategies Fund II | 280 | 266 |
| Bridge Single-Family Rental Fund IV | 229 | 233 |
| Bridge Multifamily Continuation Fund | — | 190 |
| Bridge Office Fund II | 161 | 163 |
| Bridge Opportunity Zone Fund VI | — | 152 |
| Bridge Debt Strategies III JV Partners | 223 | 130 |
| Bridge Debt Strategies II JV Partners | 145 | 126 |
| Newbury Equity Partners Fund VI | — | 110 |
| Bridge Office III JV Partners | 93 | 92 |
| Bridge Office I JV Partners | 132 | 71 |
| Bridge Debt Strategies Fund V | — | 70 |
| Bridge Seniors Housing Fund III | 66 | 68 |
| Bridge Logistics U.S. Venture II | — | 40 |
| Morrocroft Neighborhood Fund III | 32 | 32 |
| Bridge Office II JV Partners | 6 | 21 |
| Bridge Solar Energy Development Fund I | — | 16 |
| Bridge Debt Strategies V JV Partners | — | 10 |
| Bridge Office Fund I | 478 | — |
| Bridge Multifamily Fund III | 188 | — |
| Bridge Multifamily III JV Partners | 4 | — |
| Bridge Debt Strategies I JV Partners | 4 | — |
| Total FEAUM by Fund | $ 17,334 | $ 21,704 |

BRIDGE INVESTMENT GROUP

29

30 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q4 2023 GAAP Shares of Common Stock Outstanding 30,273,513 Unvested Participating Shares of Common Stock 7,556,376 Total Participating Shares of Common Stock 37,829,889 Participating Partnership Units 95,914,867 Unvested Participating Partnership Units 2,698,758 Total Shares Outstanding 136,443,514 Shareholder Dividends ($ in thousands, except per share data) Q4 2023 Distributable Earnings Attributable to the Operating Company $25,294 Less: Transaction and non-recurring costs (4,562) Less: 30% Holdback of Profits in the Operating Company to reinvest (6,220) Less: DE attributable to non-controlling interests in Operating Company (10,597) DE before Certain Payables Attributable to Common Stockholders $3,915 Less: Other Payables Attributable to Common Stockholders (979) DE Attributable to Participating Common Stockholders $2,936 Total Participating Shares of Common Stock 40,574,851 DE per Share after Certain Payables Attributable to Common Shareholders $0.07 Less: Retained Capital per Share 0.00 Dividend per Share $0.07 Record Date March 8, 2024 Payment Date March 22, 2024

31 Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q4 2023 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net (loss) income available to Common Shareholders $ (5,649) 27,798,236 $(0.20) Add: (Loss) income allocated to unvested Participating Shares of Restricted Stock 1,324 Net (loss) income attributable to Bridge Investment Group Holdings Inc. $ (4,325) 35,603,939 $(0.12) Net income attributable to non-controlling interests in Operating Company 4,509 Net (loss) income attributable to non-controlling interests in subsidiaries of Operating Company 493 Net (loss) income $ 677 136,646,272 $0.00 Income tax benefit (expense) (3,396) (Loss) income before provision for income taxes $ 4,073 136,646,272 $0.03 Depreciation and amortization 4,873 Impact of fund consolidation 287 Less: Unrealized performance allocations (4,519) Plus: Unrealized performance allocations compensation 6,961 Less: Unrealized (gains) losses, net 6,512 Plus: Other (income) expenses, net 2,112 Plus: Share-based compensation 9,694 Plus: Transaction and non-recurring costs 4,562 Less: Net realized performance allocations attributable to non-controlling interests (4,220) Less: Cash income attributable to non-controlling interests in subsidiaries (5,041) Distributable Earnings attributable to the Operating Company $ 25,294 136,646,272 $0.19 Less: DE attributable to non-controlling interests in the Operating Company 18,704 101,042,333 0.19 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 6,590 35,603,939 $0.19 Less: Income allocated to participating Restricted Shares 1,445 Distributable Pre-Tax Earnings available to Common Shareholders $ 5,145 27,798,236 $0.19 Less: Income tax expense 1,286 Distributable After-Tax Earnings available to Common Shareholders $ 3,859 27,798,236 $0.14

32 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests converted on July 1, 2023 • Resulted in a reduction in NCI and increase in Net Income to the Operating Company. • Resulted in an increase in share count; however, expected to be antidilutive to public shareholders. Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations. Non-Controlling Interests ($ in thousands) For Three Months Ended December 31, 2023 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 55,040 $ 55,040 $ — Transaction fees 3,729 3,729 — Total net fund-level fee revenues 58,769 58,769 — Net earnings from Bridge property operators 2,891 2,891 — Development fees 999 999 — Fund administration fees 4,773 4,773 — Other asset management and property income 3,092 3,092 — Fee Related Revenues 70,524 70,524 — Cash-based employee compensation and benefits (35,518) (35,518) — Net administrative expenses (5,886) (5,886) — Fee Related Expenses (41,404) (41,404) — Total Fee Related Earnings 29,120 29,120 — Total Fee Related Earnings attributable to non-controlling interests (581) (581) — Total Fee Related Earnings to the Operating Company 28,539 28,539 — Realized performance allocations and incentive fees 9,290 — 9,290 Realized performance allocations and incentive fees compensation (2,840) — (2,840) Net realized performance allocations attributable to non-controlling interests (4,220) — (4,220) Net insurance income 324 324 — Earnings from investments in real estate — — — Net investment and interest income (expense) and realized gain (loss) (5,799) (5,799) — Distributable Earnings Attributable to the Operating Company $ 25,294 $ 23,064 $ 2,230

33 Appendix Composition of Fund Management Fees ($ in MM)

# Appendix

## Investment Performance Summary - As of December 31, 2023 ($ in MM)

| Closed-End Funds[1] (Investment Period Beginning, Ending Date) | Cumulative Fund Committed Capital[2] | Unreturned Drawn Capital plus Accrued Pref[3] | Total Investment-Level: Cumulative Investment Invested Capital[4] | Realized Investment Value[5] | Unrealized Investment Value[6] | Unrealized Investment MOIC[7] | Total Investment Fair Value[8] | Total Investment MOIC[9] | Fund-Level Returns: Investor Levered Net IRR[10] | Investor Unlevered Net IRR[11] |
|---|---|---|---|---|---|---|---|---|---|---|
| Equity Strategies Funds | | | | | | | | | | |
| Multifamily | | | | | | | | | | |
| Bridge Multifamily I (Mar 2009, Mar 2012) | $ 124 | $ — | $ 150 | $ 280 | $ — | N/A | $ 280 | 1.87x | 15.1 % | 15.1 % |
| Bridge Multifamily II (Apr 2012, Mar 2015) | 596 | — | 605 | 1,264 | — | N/A | 1,264 | 2.09x | 23.0 % | 22.5 % |
| Bridge Multifamily III (Jan 2015, Jan 2018) | 912 | — | 904 | 2,003 | — | N/A | 2,003 | 2.22x | 18.4 % | 17.9 % |
| Bridge Multifamily IV (Jun 2018, Jun 2021) | 1,590 | 1,634 | 1,511 | 459 | 2,290 | 1.80x | 2,750 | 1.82x | 15.1 % | 14.7 % |
| Bridge Multifamily V (Jul 2021, to present) | 2,257 | 1,321 | 1,132 | 38 | 803 | 0.74x | 841 | 0.74x | (26.6)% | (24.0)% |
| Bridge MF Continuation Vehicle (Jul 2023, Jul 2023) | 201 | 208 | 183 | — | 240 | 1.32x | 241 | 1.32x | 22.9 % | 22.9 % |
| Total Multifamily Funds[12] | $ 5,680 | $ 3,163 | $ 4,485 | $ 4,046 | $ 3,333 | 1.34x | $ 7,379 | 1.65x | 15.7 % | 15.3 % |
| Workforce & Affordable Housing | | | | | | | | | | |
| Bridge Workforce Housing I (Aug 2017, Aug 2020) | $ 619 | $ 664 | $ 594 | $ 198 | $ 952 | 1.89x | $ 1,150 | 1.93x | 14.2 % | 14.2 % |
| Bridge Workforce Housing II (Aug 2020, to present) | 1,741 | 1,364 | 1,206 | 117 | 1,079 | 0.99x | 1,196 | 0.99x | (6.2)% | (5.4)% |
| Total Workforce & Affordable Housing Funds[12] | $ 2,360 | $ 2,028 | $ 1,800 | $ 315 | $ 2,031 | 1.28x | $ 2,346 | 1.30x | 6.6 % | 6.6 % |
| Secondaries Funds | | | | | | | | | | |
| Newbury Equity Partners I (Sep 2006, Dec 2007) | $ 702 | $ — | $ 631 | $ 1,035 | $ 18 | 1.61x | $ 1,053 | 1.67x | 8.2 % | 8.1 % |
| Newbury Equity Partners II (Oct 2009, Oct 2010) | 1,024 | — | 859 | 1,511 | 96 | 1.75x | 1,607 | 1.87x | 14.9 % | 14.8 % |
| Newbury Equity Partners III (Jul 2013, Mar 2014) | 1,102 | 4 | 984 | 1,335 | 495 | 1.84x | 1,830 | 1.86x | 15.2 % | 13.5 % |
| Newbury Equity Partners IV (May 2017, May 2018) | 1,447 | 791 | 1,262 | 791 | 1,527 | 1.87x | 2,318 | 1.84x | 17.0 % | 14.4 % |
| Newbury Equity Partners V (Nov 2019, Nov 2021) | 2,000 | 1,425 | 1,633 | 189 | 1,972 | 1.32x | 2,160 | 1.32x | 15.0 % | 12.3 % |
| Total Secondaries Funds[12] | $ 6,275 | $ 2,220 | $ 5,370 | $ 4,861 | $ 4,109 | 1.63x | $ 8,969 | 1.67x | 13.0 % | 12.2 % |
| Seniors Housing | | | | | | | | | | |
| Bridge Seniors I (Jan 2014, Jan 2018) | $ 578 | $ 879 | $ 742 | $ 463 | $ 307 | 0.93x | $ 770 | 1.04x | (2.3)% | (2.1)% |
| Bridge Seniors II (Mar 2017, Mar 2020) | 820 | 899 | 759 | 288 | 594 | 1.20x | 882 | 1.16x | 0.6 % | 0.7 % |
| Bridge Seniors III (Nov 2020, to present) | 48 | 39 | 28 | 2 | 36 | 1.40x | 38 | 1.40x | 5.6 % | 5.5 % |
| Total Seniors Housing Funds[12] | $ 1,446 | $ 1,817 | $ 1,529 | $ 753 | $ 937 | 1.09x | $ 1,690 | 1.11x | (0.8)% | (0.7)% |
| Office | | | | | | | | | | |
| Bridge Office I (Jul 2017, Jul 2020) | $ 573 | $ 725 | $ 634 | $ 198 | $ 76 | 0.43x | $ 274 | 0.43x | (36.3)% | (35.7)% |
| Bridge Office II (Dec 2019, Dec 2022) | 208 | 226 | 245 | 82 | 198 | 1.14x | 280 | 1.14x | 2.0 % | 2.4 % |
| Total Office Funds[12] | $ 781 | $ 951 | $ 879 | $ 280 | $ 274 | 0.67x | $ 554 | 0.63x | (22.0)% | (20.5)% |

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

34

# Appendix

## Investment Performance Summary - As of December 31, 2023 ($ in MM)

| Closed-End Funds[1] (Investment Period Beginning, Ending Date) | Cumulative Fund Committed Capital[2] | Unreturned Drawn Capital plus Accrued Pref[3] | Total Investment-Level: Cumulative Investment Invested Capital[4] | Realized Investment Value[5] | Unrealized Investment Value[6] | Unrealized Investment MOIC[7] | Total Investment Fair Value[8] | Total Investment MOIC[9] | Fund-Level Returns: Investor Levered Net IRR[10] | Investor Unlevered Net IRR[11] |
|---|---|---|---|---|---|---|---|---|---|---|
| Equity Strategies Funds (Continued) | | | | | | | | | | |
| Single-Family | | | | | | | | | | |
| Morrocroft Neighborhood Fund I (Jan 2013, Jan 2015) | $ 51 | $ — | $ 47 | $ 165 | $ — | N/A | $ 165 | 3.53x | 15.7 % | 15.7 % |
| Morrocroft Neighborhood Fund II (Jan 2015, Jan 2017) | 90 | — | 81 | 233 | — | N/A | 233 | 2.88x | 16.5 % | 16.5 % |
| Morrocroft Neighborhood Fund III (Aug 2019, Aug 2022) | 34 | 43 | 31 | — | 61 | 1.97x | 61 | 1.97x | 17.2 % | 17.2 % |
| Bridge Single-Family IV (Jan 2022, to present) | 150 | 166 | 149 | 1 | 211 | 1.42x | 212 | 1.42x | 19.3 % | 17.1 % |
| Total Single Family Funds[12] | $ 324 | $ 208 | $ 308 | $ 399 | $ 272 | 2.18x | $ 671 | 2.18x | 16.4 % | 16.3 % |
| Opportunity Zone | | | | | | | | | | |
| Opportunity Zone I (Apr 2019, Dec 2019) | $ 509 | $ 656 | $ 522 | $ 46 | $ 477 | 1.00x | $ 524 | 1.00x | (2.1)% | (2.0)% |
| Total Opportunity Zone Fund[12] | $ 509 | $ 656 | $ 522 | $ 46 | $ 477 | 1.00x | $ 524 | 1.00x | (2.1)% | (2.0)% |
| Logistics Value | | | | | | | | | | |
| Bridge Logistics Value I (Nov 2021, to present) | $ 336 | $ 351 | $ 313 | $ — | $ 319 | 1.02x | $ 319 | 1.02x | (2.2)% | (0.2)% |
| Total Logistics Value Fund[12] | $ 336 | $ 351 | $ 313 | $ — | $ 319 | 1.02x | $ 319 | 1.02x | (2.2)% | (0.2)% |
| Debt Strategies Funds | | | | | | | | | | |
| Bridge Debt I (Sep 2014, Sep 2017) | $ 132 | $ — | $ 219 | $ 264 | $ — | N/A | $ 264 | 1.21x | 5.9 % | 5.9 % |
| Bridge Debt II (Jul 2016, Jul 2019) | 1,002 | 243 | 2,753 | 2,960 | 235 | 1.25x | 3,195 | 1.16x | 8.2 % | 8.2 % |
| Bridge Debt III (May 2018, May 2021) | 1,624 | 830 | 6,010 | 5,870 | 825 | 1.33x | 6,695 | 1.11x | 8.9 % | 8.9 % |
| Bridge Debt IV (Nov 2020, to present) | 2,888 | 2,819 | 8,409 | 6,232 | 2,742 | 1.15x | 8,974 | 1.07x | 8.9 % | 8.2 % |
| Total Debt Strategies Funds[12] | $ 5,646 | $ 3,892 | $ 17,391 | $ 15,326 | $ 3,802 | 1.20x | $ 19,128 | 1.10x | 8.6 % | 8.4 % |

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

35

36 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) certain Opportunity Zone funds with investments which have not been marked-to-market, and (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital + Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents. Additional information on the calculation of this composite performance, including applicable assumptions and supporting data, can be made available promptly upon request.

37 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, income (loss) from consolidated fund investments, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Dry Powder Dry Powder represents of uncalled committed capital that is available for investment. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability to generate profits from fee- based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

38 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, expenses from consolidated fund investments, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums and income (loss) from consolidated fund investments. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.